EXHIBIT 99.1

City National Corporation Grows First-Quarter 2013 Net Income to $51.5 Million, up 11 Percent From First-Quarter 2012

Loan Balances Exceed $15 Billion for the First Time

Assets and Deposits Grow at Double-Digit Rates Year-Over-Year

LOS ANGELES, April 18, 2013 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2013 net income of $51.5 million, up 11 percent from $46.3 million in the year-ago period. Earnings per share were $0.90, compared with $0.86 per share in the first quarter of 2012.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.25 per share, payable on May 15, 2013 to stockholders of record on May 1, 2013. The Board has also authorized a quarterly cash dividend of $13.75 per share on the 5.50 percent Non-Cumulative Perpetual Preferred Stock, Series C (equivalent to $0.34375 per related depositary share), payable on May 13, 2013 to shareholders of record on April 29, 2013.

FIRST-QUARTER 2013 HIGHLIGHTS

  Period-end loans and leases, excluding loans covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), reached a record $15.2 billion, up 19 percent from March 31, 2012 and up 3 percent from December 31, 2012. Average first-quarter loan and lease balances, excluding FDIC-covered loans, grew to $14.8 billion, up 19 percent from the first quarter of last year.
  First-quarter deposit balances averaged $22.4 billion, up 11 percent from the first quarter of 2012. Average core deposits, which equal 97 percent of total balances, were up 12 percent from the first quarter of 2012.
  Revenue for the first quarter of 2013 reached $294.6 million, up 7 percent from the year-ago period but down 3 percent from the fourth quarter of 2012.
  Excluding FDIC-covered loans, first-quarter 2013 results included no provision for loan and lease losses. City National recorded no provision in the first quarter of 2012 and a $7.0 million provision in the fourth quarter of 2012. The company remains appropriately reserved at 1.86 percent of total loans, excluding FDIC-covered loans.
  City National's assets under management or administration grew to $59.0 billion, up 18 percent from the first quarter of 2012 and 4 percent from the fourth quarter of 2012. Trust and investment fees were $46.7 million, up 39 percent from the first quarter of 2012 and 6 percent higher than the fourth quarter of 2012.

"City National continued to grow revenue and net income in the first quarter, thanks to strong loan production, sound credit quality and the addition of new clients across the bank," said President and CEO Russell Goldsmith. "Earnings increased despite low interest rates pressuring asset yields and a modest seasonal reduction in deposits. The fundamental strength of our business and our organization is evident in the fact that loans, deposits and noninterest income all grew at double-digit rates from the first quarter of 2012. Expenses, excluding two acquisitions, declined slightly even as we continued to invest in the company's future growth with the strategic addition of talented colleagues, innovative products, state-of-the-art technology and five new offices that will open this year.

"City National has now been profitable in every quarter for 20 consecutive years, and the company has more capital, capabilities, talent, resources and opportunities than ever before.  All in all, it was a good quarter."

	For the three months ended			For the three
Dollars in millions,	March 31,		%	months ended	%
except per share data	2013	2012	Change	December 31, 2012	Change
Earnings Per Common Share	$ 0.90	$ 0.86	5	$ 0.87	3
Net Income Attributable to CNC	51.5	46.3	11	47.2	9
Net Income Available to Common
Shareholders	49.1	46.3	6	47.2	4

Average Assets	$ 27,709.2	$ 23,644.9	17	$ 27,255.9	2
Return on Average Assets	0.75%	0.79%	(5)	0.69%	9
Return on Average Common Equity	8.43%	8.58%	(2)	8.03%	5
Return on Average Tangible
Common Equity[1]	12.17%	11.57%	5	11.66%	4

ASSETS

Total assets at March 31, 2013 were $27.4 billion, up 14 percent from the first quarter of 2012, but down 4 percent from the fourth quarter of last year. The change from the fourth quarter reflects a seasonal decline in deposits, which led to lower levels of securities.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $206.3 million in the first quarter of 2013, virtually unchanged from the same period of 2012 but down 1 percent from the fourth quarter of last year.

Average first-quarter deposits were $22.4 billion, up 11 percent from the year-ago period but down 4 percent from the fourth quarter of 2012. Period-end deposits totaled $22.9 billion, up 10 percent from March 31, 2012 but down 2 percent from December 31, 2012. The declines from the fourth quarter of 2012 reflect traditional seasonal business patterns.

First-quarter 2013 average noninterest-bearing deposits were up 21 percent from the same period of 2012, but down 6 percent from the fourth quarter of last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.3 billion in the first quarter of 2013, up 15 percent from the same period of last year but down 6 percent from the fourth quarter of 2012.

First-quarter average loan balances, excluding FDIC-covered loans, were $14.8 billion, up 19 percent from the first quarter of 2012 and up 6 percent from the fourth quarter of last year.

First-quarter average commercial loans were up 29 percent from the same period in 2012 and 8 percent higher than the fourth quarter of 2012. The year-over-year increase was primarily due to organic loan growth, as well as the acquisition of First American Equipment Finance in the second quarter of 2012.

Average balances for commercial real estate mortgages were up 32 percent from the first quarter of 2012, and they increased 11 percent from the fourth quarter of last year. Average balances for commercial real estate construction loans declined 25 percent from the first quarter of 2012, but were virtually unchanged from the fourth quarter of last year.

Average balances for single-family residential mortgage loans were up 5 percent from the year-ago period and 1 percent higher than the fourth quarter of 2012.

Average securities for the first quarter of 2013 totaled $9.8 billion, up 24 percent from the first quarter of 2012 and up 1 percent from the fourth quarter of last year. Total available-for-sale securities amounted to $7.7 billion at March 31, 2013, up from $6.8 billion at the end of the first quarter of 2012 but down from $9.2 billion at December 31, 2012. The average duration of available-for-sale securities at March 31, 2013 was 2.8, compared with 2.5 at March 31, 2012 and 2.3 at the end of the fourth quarter of last year, as short-term securities holdings were reduced to fund loan growth in light of stable deposit balances.

City National's net interest margin in the first quarter of 2013 averaged 3.21 percent, compared with 3.74 percent in the first quarter of last year and 3.27 percent in the fourth quarter of 2012. The decline from the fourth quarter of 2012 was due largely to lower income from covered loans due to repayments and expected portfolio run-off.

First-quarter net interest income included $15.6 million from the FDIC-covered loans that were repaid or charged off during the quarter. This compares with $15.7 million in the first quarter of 2012 and $17.5 million in the fourth quarter of last year.

At March 31, 2013, City National's prime lending rate was 3.25 percent, unchanged from both March 31, 2012 and December 31, 2012.

	For the three months ended			For the three
	March 31,		%	months ended	%
Dollars in millions	2013	2012	Change	December 31, 2012	Change
Average Loans and Leases, excluding Covered Loans	$ 14,809.3	$ 12,432.3	19	$ 13,984.2	6
Average Covered Loans	989.5	1,438.7	(31)	1,089.9	(9)
Average Total Securities	9,796.3	7,929.3	24	9,652.7	1
Average Earning Assets	26,046.6	22,102.7	18	25,468.0	2
Average Deposits	22,411.0	20,217.4	11	23,386.3	(4)
Average Core Deposits	21,815.2	19,520.7	12	22,781.3	(4)
Fully Taxable-Equivalent
Net Interest Income	206.3	205.4	0	209.1	(1)
Net Interest Margin	3.21%	3.74%	(14)	3.27%	(2)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $953.3 million at the end of the first quarter of 2013, compared to $1.4 billion at March 31, 2012 and $1.0 billion at December 31, 2012.

In the first quarter of 2013, the company recorded a $0.1 million non-cash net impairment charge to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. In the fourth quarter of 2012, the company recorded a $3.5 million net gain. The first-quarter charge reflects a $9.9 million provision for losses on covered loans and an offsetting $9.8 million of noninterest income related to City National's loss-sharing agreements with the FDIC.  In addition to the $0.1 million non-cash net impairment charge for the quarter, the company recognized $0.1 million of other covered assets expense. Net expense from FDIC-covered assets, excluding the base yield, totaled $0.2 million in the first quarter of 2013, compared with net income of $2.8 million in the fourth quarter of 2012. (The base yield is the yield on covered assets, excluding income related to covered loans that are repaid or charged off.)

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its four FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $43.8 million at March 31, 2013, compared to $78.5 million at the end of the first quarter of 2012 and $58.3 million at December 31, 2012.

NONINTEREST INCOME

Noninterest income was $93.5 million in the first quarter of 2013, up 24 percent from the first quarter of 2012 but down 6 percent from the fourth quarter of 2012. The increase from the year-earlier period was due largely to City National's third-quarter 2012 acquisition of Rochdale Investment Management, its second-quarter 2012 acquisition of First American and higher cash management income. The decrease from the fourth quarter of 2012 was primarily attributable to lower distribution income from investments and lower income from client swap transactions and international services fees, as well as higher FDIC loss-sharing expense.

In the first quarter of 2013, noninterest income accounted for 32 percent of City National's total revenue, compared to 27 percent in the first quarter of 2012 and 33 percent in the fourth quarter of 2012.

Wealth Management

City National's assets under management or administration totaled $59.0 billion as of March 31, 2013, up 18 percent from the same period of 2012 and 4 percent higher than the fourth quarter of 2012.

Trust and investment fees were $46.7 million, up 39 percent from the first quarter of 2012 and 6 percent higher than the fourth quarter of 2012. The year-over-year increase was due primarily to the Rochdale acquisition, as well as higher sales and market appreciation.

Brokerage and mutual fund fees totaled $8.1 million, up 60 percent from the year-earlier period but down 4 percent from the fourth quarter of 2012. The year-over-year increase in brokerage and mutual fund fees was due to the acquisition of Rochdale, as well as slightly higher short-term interest rates.

	At or for the			At or for the
	three months ended			three months
	March 31,		%	ended	%
Dollars in millions	2013	2012	Change	December 31, 2012	Change
Trust and Investment Fee Revenue	$ 46.7	$ 33.7	39	$ 44.0	6
Brokerage and Mutual Fund Fees	8.1	5.0	60	8.4	(4)
Assets Under Management (1)	39,693.5	32,535.0	22	38,239.8	4
Assets Under Management or Administration (1)(2)	59,040.8	50,042.0	18	56,680.3	4

(1) Excludes $24.8 billion, $21.7 billion and $18.5 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2013, December 31, 2012 and March 31, 2012, respectively.
(2) Assets under administration were revised to exclude City National's investments that were held in custody and serviced by the company's wealth management business. Prior period balances were reclassified to conform to current period presentation.

Other Noninterest Income

First-quarter income from cash management and deposit transaction fees was $13.0 million, up 16 percent from the first quarter of 2012 and up 13 percent from the fourth quarter of last year. The increases were due to higher sales volume.

Fee income from foreign exchange services and letters of credit totaled $9.6 million in the first quarter of 2013, up 9 percent from the first quarter of 2012, reflecting increased client activity and the addition of new relationships. Fee income was down 15 percent from the fourth quarter of 2012, which included unusually strong year-end foreign exchange activity.

Other income was $18.4 million in the first quarter of 2013, up 36 percent from the first quarter of 2012 but down 24 percent from the fourth quarter of 2012. The increase from the year-ago period was due largely to the First American acquisition, as well as higher gains on transfers of covered loans to OREO. The decrease from the fourth quarter of last year reflects reduced income from client swap transactions, lower distribution income from investments and lower lease residual income. This was partly offset by higher gains on transfers of covered loans to OREO.

NONINTEREST EXPENSE

City National's first-quarter 2013 noninterest expense amounted to $211.3 million, up 5 percent from the first quarter of 2012. Excluding the Rochdale and First American acquisitions, noninterest expense fell 2 percent from the first quarter of last year.1

Noninterest expense was down 5 percent from the fourth quarter of 2012. The decrease largely reflects lower legal and professional fees and OREO expense, which were partly offset by higher compensation costs, including seasonally higher payroll taxes. Fourth-quarter 2012 results included $4.7 million in legal and professional fees and charges related to the resolution of a legal claim.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the first quarter of 2013 totaled $4.8 million, or 0.13 percent of total loans and leases on an annualized basis. The company realized net recoveries of $4.5 million, or 0.15 percent, in the first quarter of 2012 and net recoveries of $2.0 million, or 0.06 percent, in the fourth quarter of 2012.

At March 31, 2013, nonperforming assets amounted to $103.1 million, or 0.68 percent of the company's total loans and leases and OREO, compared to $141.9 million, or 1.11 percent, at March 31, 2012 and $120.8 million, or 0.81 percent, at December 31, 2012.

Nonaccrual loans at March 31, 2013 were $83.3 million, compared to $112.8 million at March 31, 2012 and $99.8 million at December 31, 2012. Criticized and classified loans declined from the fourth quarter of 2012, and overall credit trends remain favorable.

	As of		As of		As of
	March 31, 2013		December 31, 2012		March 31, 2012
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 7,170.4	$ 7.3	$ 6,949.1	$ 9.2	$ 5,573.8	$ 19.6
Commercial Real Estate Mortgages	2,937.5	23.1	2,829.7	33.2	2,213.1	21.1
Residential Mortgages	4,027.7	9.1	3,962.2	9.6	3,805.8	13.6
Real Estate Construction	247.1	39.6	222.8	40.9	313.4	49.0
Home Equity Loans and Lines of Credit	696.7	4.1	711.7	6.4	716.0	8.8
Other Loans	137.5	0.1	142.8	0.5	125.8	0.7
Total Loans (1)	$ 15,216.9	$ 83.3	$ 14,818.3	$ 99.8	$ 12,747.9	$ 112.8

Other Real Estate Owned (1)		19.8		21.0		29.1
Total Nonperforming Assets, excluding
Covered Assets		$ 103.1		$ 120.8		$ 141.9

(1) Excludes covered loans, net of allowance, of $0.9 billion, $1.0 billion and $1.3 billion at March 31, 2013, December 31, 2012 and March 31, 2012, respectively, and covered other real estate owned of $43.8 million, $58.3 million and $78.5 million at March 31, 2013, December 31, 2012 and March 31, 2012, respectively.

City National recorded no provision for credit losses in the first quarter of 2013. The company recorded no provision in the first quarter of 2012 and a $7.0 million provision in the fourth quarter of last year.

At March 31, 2013, City National's allowance for loan and lease losses totaled $282.3 million, or 1.86 percent of total loans and leases. That compares with $266.1 million, or 2.09 percent, at March 31, 2012 and $277.9 million, or 1.88 percent, at the end of the fourth quarter of 2012. The company also maintains an additional $25.2 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $2.2 million in the first quarter of 2013. This compares to net recoveries of $5.3 million in the year-earlier period and $2.0 million in the fourth quarter of 2012.

Commercial loans on nonaccrual totaled $7.3 million in the first quarter of 2013, compared to $19.6 million at March 31, 2012 and $9.2 million at December 31, 2012.

Construction Loans

City National's $247.1 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio now represents less than 2 percent of the company's total loans.

First-quarter net recoveries of construction loans were $2.7 million, compared to net recoveries of $0.1 million in the first quarter of 2012 and $0.2 million in the fourth quarter of 2012.

At March 31, 2013, construction loans on nonaccrual totaled $39.6 million, compared to $49.0 million at March 31, 2012 and $40.9 million at December 31, 2012.

Commercial Real Estate Mortgage Loans

In the first-quarter of 2013, the company recorded no net charge-offs in its $2.9 billion commercial real estate mortgage portfolio. This compares to net charge-offs of $0.7 million in the first quarter of 2012 and net charge-offs of $0.3 million in the fourth quarter of 2012.

Commercial real estate mortgage loans on nonaccrual totaled $23.1 million, compared to $21.1 million at March 31, 2012 and $33.2 million at December 31, 2012.

Residential Mortgage Loans and Equity Loans and Lines of Credit

City National's $4.0 billion residential mortgage portfolio and $0.7 billion home equity portfolio continued to perform exceptionally well. Together, they accounted for $0.2 million in net charge-offs in the first quarter of 2013, compared to net charge-offs of $0.6 million at March 31, 2012 and net charge-offs of $0.2 million at December 31, 2012.

Residential mortgage loans and home equity loans and lines of credit on nonaccrual were $13.2 million in the first quarter of 2013, compared to $22.5 million in the first quarter of 2012 and $16.0 million in the fourth quarter of 2012.

INCOME TAXES

City National's effective tax rate for the first quarter of 2013 was 29.0 percent, down from 31.8 percent in the year-earlier period. The lower tax rate was due to the recognition of higher tax credits and tax refunds resulting from the closure of ordinary tax audits.

CAPITAL LEVELS

City National remains well-capitalized, ending the first quarter of 2013 with a Tier 1 common shareholders' equity ratio of 8.7 percent, compared to 10.2 percent at March 31, 2012 and 8.5 percent at December 31, 2012.1 The change from the year-earlier period is a reflection of asset growth and the acquisitions of Rochdale and First American.

Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2013 were 12.7 percent and 9.6 percent, respectively. City National's Tier 1 leverage ratio at March 31, 2013 was 6.7 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at December 31, 2012 were 12.5 percent, 9.4 percent and 6.6 percent, respectively.

The period-end ratio of equity to total assets at March 31, 2013 was 9.3 percent, compared to 9.2 percent at March 31, 2012 and 8.8 percent at December 31, 2012.

2013 OUTLOOK

Management continues to expect net income growth in 2013 to be modest. Nonetheless, loan and deposit balances are expected to increase, and credit quality should remain strong, though rising loan balances may require a slightly higher loan-loss provision. Low interest rates and a very flat yield curve will continue to put pressure on the company's net interest margin. This outlook reflects management's expectations for moderate economic growth throughout 2013.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss first-quarter 2013 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 21764985. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 78 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $59 billion in client investment assets, including nearly $40 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

 SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) volatility in the municipal bond market; (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; (21) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruptions in service; and (22) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2012.

1 For notes on non-GAAP measures, see pages 15 and 16 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months
For The Period Ended March 31,	2013	2012	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.90	$ 0.86	5
Diluted	0.90	0.86	5
Dividends	--	0.25	(100)
Book value	44.50	41.77	7

Results of Operations: (In millions)
Interest income	$ 216	$ 214	1
Interest expense	15	13	14
Net interest income	201	201	0
Net interest income (Fully taxable-equivalent)	206	205	0
Total revenue	295	276	7
Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	10	7	32
Net income attributable to City National Corporation	52	46	11
Net income available to common shareholders	49	46	6

Financial Ratios:
Performance Ratios:
Return on average assets	0.75%	0.79%
Return on average common equity	8.43	8.58
Return on average tangible common equity (1)	12.17	11.57
Period-end equity to period-end assets	9.32	9.15
Net interest margin	3.21	3.74
Expense to revenue ratio	68.95	67.27
Capital Adequacy Ratios (Period-end):
Tier 1 leverage	6.72	6.98
Tier 1 risk-based capital	9.64	10.20
Total risk-based capital	12.72	12.71

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans	1.86%	2.09%
Nonaccrual loans	339.03	235.87
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets	0.68	1.11
Total assets	0.38	0.59
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.13%	0.15%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 14,809	$ 12,432	19
Covered loans	990	1,439	(31)
Securities	9,796	7,929	24
Interest-earning assets	26,047	22,103	18
Assets	27,709	23,645	17
Core deposits	21,815	19,521	12
Deposits	22,411	20,217	11
Interest-bearing liabilities	11,425	10,130	13
Common shareholders' equity	2,364	2,169	9
Total shareholders' equity	2,533	2,169	17

Period-End Balances: (In millions)
Loans and leases, excluding covered loans	$ 15,217	$ 12,748	19
Covered loans	952	1,397	(32)
Securities	9,192	7,918	16
Assets	27,434	24,038	14
Core deposits	22,296	20,046	11
Deposits	22,938	20,788	10
Common shareholders' equity	2,387	2,200	9
Total shareholders' equity	2,557	2,200	16

Wealth Management: (In millions) (2)
Assets under management	$ 39,694	$ 32,535	22
Assets under management or administration (3)	59,041	50,042	18

(1) Return on average tangible common equity is a non-GAAP measure. Refer to page 15 for further discussion of this non-GAAP measure.
(2) Excludes $24.8 billion and $18.5 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2013 and March 31, 2012, respectively.
(3) Assets under administration were revised to exclude City National's investments that were held in custody and serviced by the company's wealth management business. Prior period balances were reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands except per share data)	2013	2012	% Change
Interest income	$ 215,800	$ 213,592	1
Interest expense	14,727	12,879	14
Net interest income	201,073	200,713	0

Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	9,892	7,466	32

Noninterest income
Trust and investment fees	46,653	33,654	39
Brokerage and mutual fund fees	8,066	5,028	60
Cash management and deposit transaction fees	13,009	11,168	16
International services	9,619	8,785	9
FDIC loss sharing (expense) income, net	(4,352)	866	(603)
Gain on disposal of assets	1,114	2,191	(49)
Gain on securities	1,046	449	133
Other	18,373	13,559	36
Total noninterest income	93,528	75,700	24

Noninterest expense
Salaries and employee benefits	128,195	120,245	7
Net occupancy of premises	15,989	13,686	17
Legal and professional fees	11,612	11,880	(2)
Information services	9,391	8,149	15
Depreciation and amortization	8,172	7,428	10
Amortization of intangibles	1,932	1,886	2
Marketing and advertising	8,316	6,816	22
Office services and equipment	4,946	3,948	25
Other real estate owned	5,250	12,094	(57)
FDIC assessments	5,481	4,479	22
Other	12,056	10,109	19
Total noninterest expense	211,340	200,720	5

Income before taxes	73,369	68,227	8

Applicable income taxes	21,261	21,719	(2)

Net income	$ 52,108	$ 46,508	12

Less: Net income attributable to noncontrolling interest	585	243	141

Net income attributable to City National Corporation	$ 51,523	$ 46,265	11

Less: Dividends on preferred stock	2,406	--	NM

Net income available to common shareholders	$ 49,117	$ 46,265	6

Other Data:
Earnings per common share - basic	$ 0.90	$ 0.86	5
Earnings per common share - diluted	$ 0.90	$ 0.86	5
Dividends paid per common share	$ --	$ 0.25	(100)
Common dividend payout ratio	-%	28.91%	(100)
Return on average assets	0.75%	0.79%	(5)
Return on average common equity	8.43%	8.58%	(2)
Return on average tangible common equity	12.17%	11.57%	5
Net interest margin (Fully taxable-equivalent)	3.21%	3.74%	(14)
Full-time equivalent employees	3,496	3,235	8

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2013	2012
	First	Fourth
(Dollars in thousands except per share data)	Quarter	Quarter
Interest income	$ 215,800	$ 218,302
Interest expense	14,727	14,580
Net interest income	201,073	203,722

Provision for credit losses on loans and leases, excluding covered loans	--	7,000
Provision for losses on covered loans	9,892	6,498

Noninterest income
Trust and investment fees	46,653	44,026
Brokerage and mutual fund fees	8,066	8,424
Cash management and deposit transaction fees	13,009	11,480
International services	9,619	11,342
FDIC loss sharing expense, net	(4,352)	(2,524)
Gain on disposal of assets	1,114	2,892
Gain on securities	1,046	13
Other	18,373	24,225
Total noninterest income	93,528	99,878

Noninterest expense
Salaries and employee benefits	128,195	123,812
Net occupancy of premises	15,989	17,554
Legal and professional fees	11,612	17,844
Information services	9,391	8,896
Depreciation and amortization	8,172	8,720
Amortization of intangibles	1,932	1,932
Marketing and advertising	8,316	9,111
Office services and equipment	4,946	4,735
Other real estate owned	5,250	9,869
FDIC assessments	5,481	4,499
Other	12,056	15,044
Total noninterest expense	211,340	222,016

Income before taxes	73,369	68,086

Applicable income taxes	21,261	20,780

Net income	$ 52,108	$ 47,306

Less: Net income attributable to noncontrolling interest	585	60

Net income attributable to City National Corporation	$ 51,523	$ 47,246

Less: Dividends on preferred stock	2,406	--

Net income available to common shareholders	$ 49,117	$ 47,246

Other Data:
Earnings per common share - basic	$ 0.90	$ 0.87
Earnings per common share - diluted	$ 0.90	$ 0.87
Dividends paid per common share	$ --	$ 0.75
Common dividend payout ratio	-%	86.16%
Return on average assets	0.75%	0.69%
Return on average common equity	8.43%	8.03%
Return on average tangible common equity	12.17%	11.66%
Net interest margin (Fully taxable-equivalent)	3.21%	3.27%
Full-time equivalent employees	3,496	3,472

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2012
	Fourth	Third	Second	First	Year to
(Dollars in thousands except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,302	$ 224,768	$ 229,889	$ 213,592	$ 886,551
Interest expense	14,580	14,846	13,410	12,879	55,715
Net interest income	203,722	209,922	216,479	200,713	830,836

Provision for credit losses on loans and leases, excluding covered loans	7,000	2,000	1,000	--	10,000
Provision for losses on covered loans	6,498	18,089	13,293	7,466	45,346

Noninterest income
Trust and investment fees	44,026	43,477	34,067	33,654	155,224
Brokerage and mutual fund fees	8,424	9,059	5,293	5,028	27,804
Cash management and deposit transaction fees	11,480	11,526	11,475	11,168	45,649
International services	11,342	9,819	10,017	8,785	39,963
FDIC loss sharing (expense) income, net	(2,524)	1,667	(6,026)	866	(6,017)
Gain on disposal of assets	2,892	3,199	3,011	2,191	11,293
Gain (loss) on securities	13	817	(457)	449	822
Other	24,225	27,693	17,388	13,559	82,865
Total noninterest income	99,878	107,257	74,768	75,700	357,603

Noninterest expense
Salaries and employee benefits	123,812	120,210	115,035	120,245	479,302
Net occupancy of premises	17,554	16,238	14,056	13,686	61,534
Legal and professional fees	17,844	11,757	11,359	11,880	52,840
Information services	8,896	8,660	8,539	8,149	34,244
Depreciation and amortization	8,720	8,324	8,013	7,428	32,485
Amortization of intangibles	1,932	1,932	1,518	1,886	7,268
Marketing and advertising	9,111	7,141	7,597	6,816	30,665
Office services and equipment	4,735	4,673	4,492	3,948	17,848
Other real estate owned	9,869	8,749	7,541	12,094	38,253
FDIC assessments	4,499	4,616	4,523	4,479	18,117
Other	15,044	15,586	11,843	10,109	52,582
Total noninterest expense	222,016	207,886	194,516	200,720	825,138

Income before taxes	68,086	89,204	82,438	68,227	307,955

Applicable income taxes	20,780	29,052	27,271	21,719	98,822

Net income	$ 47,306	$ 60,152	$ 55,167	$ 46,508	$ 209,133

Less: Net income attributable to noncontrolling interest	60	372	409	243	1,084

Net income attributable to City National Corporation	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049

Other Data:
Earnings per common share - basic	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85
Earnings per common share - diluted	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83
Dividends paid per common share	$ 0.75	$ 0.25	$ 0.25	$ 0.25	$ 1.50
Common dividend payout ratio	86.16%	22.63%	24.57%	28.91%	38.96%
Return on average assets	0.69%	0.93%	0.90%	0.79%	0.82%
Return on average common equity	8.03%	10.35%	9.86%	8.58%	9.20%
Return on average tangible common equity	11.66%	15.05%	13.42%	11.57%	12.92%
Net interest margin (Fully taxable-equivalent)	3.27%	3.58%	3.91%	3.74%	3.61%
Full-time equivalent employees	3,472	3,439	3,330	3,235

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2013	2012
	First	Fourth
(In thousands)	Quarter	Quarter
Assets
Cash and due from banks	$ 144,290	$ 151,969
Due from banks - interest-bearing	123,146	246,336
Federal funds sold and securities purchased under resale agreements	219,500	17,100
Securities available-for-sale	7,738,051	9,205,989
Securities held-to-maturity	1,400,890	1,398,403
Trading securities	53,526	115,059
Loans and leases:
Commercial	7,170,370	6,949,073
Commercial real estate mortgages	2,937,457	2,829,694
Residential mortgages	4,027,741	3,962,205
Real estate construction	247,114	222,780
Home equity loans and lines of credit	696,679	711,750
Installment	137,545	142,793
Loans and leases, excluding covered loans	15,216,906	14,818,295
Allowance for loan and lease losses	(282,328)	(277,888)
Loans and leases, excluding covered loans, net	14,934,578	14,540,407
Covered loans, net (1)	909,563	986,223
Net loans and leases	15,844,141	15,526,630
Premises and equipment, net	152,389	149,433
Goodwill and other intangibles	688,829	690,761
Other real estate owned (2)	63,537	79,303
FDIC indemnification asset	142,906	150,018
Other assets	862,549	887,491
Total assets	$ 27,433,754	$ 28,618,492

Liabilities
Deposits:
Noninterest-bearing	$ 13,800,017	$ 14,264,797
Interest-bearing	9,137,569	9,237,558
Total deposits	22,937,586	23,502,355
Short-term borrowings	806,760	1,423,798
Long-term debt	702,967	706,051
Other liabilities	388,439	439,858
Total liabilities	24,835,752	26,072,062

Redeemable noncontrolling interest	41,113	41,112

Shareholders' equity
Preferred stock	169,920	169,920
Common stock	54,133	53,886
Additional paid-in capital	496,013	490,339
Accumulated other comprehensive income	74,222	86,582
Retained earnings	1,788,041	1,738,957
Treasury shares	(25,440)	(34,366)
Total common shareholders' equity	2,386,969	2,335,398
Total shareholders' equity	2,556,889	2,505,318
Total liabilities and shareholders' equity	$ 27,433,754	$ 28,618,492

(1) Covered loans are net of $42.4 million and $44.8 million of allowance for loan losses as of March 31, 2013 and December 31, 2012, respectively.
(2) Other real estate owned includes $43.8 million and $58.3 million covered by FDIC loss share at March 31, 2013 and December 31, 2012, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2012
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 151,969	$ 235,038	$ 162,894	$ 210,799
Due from banks - interest-bearing	246,336	335,300	106,109	101,375
Federal funds sold	17,100	19,500	162,000	156,000
Securities available-for-sale	9,205,989	7,872,064	6,865,881	6,838,710
Securities held-to-maturity	1,398,403	1,174,161	1,100,229	996,613
Trading securities	115,059	64,749	62,585	82,589
Loans and leases:
Commercial	6,949,073	6,264,562	6,086,947	5,573,782
Commercial real estate mortgages	2,829,694	2,463,664	2,424,333	2,213,114
Residential mortgages	3,962,205	3,897,690	3,822,630	3,805,807
Real estate construction	222,780	242,137	301,829	313,409
Home equity loans and lines of credit	711,750	718,966	741,270	715,997
Installment	142,793	137,632	130,200	125,793
Loans and leases, excluding covered loans	14,818,295	13,724,651	13,507,209	12,747,902
Allowance for loan and lease losses	(277,888)	(268,440)	(269,534)	(266,077)
Loans and leases, excluding covered loans, net	14,540,407	13,456,211	13,237,675	12,481,825
Covered loans, net (1)	986,223	1,099,359	1,216,988	1,335,685
Net loans and leases	15,526,630	14,555,570	14,454,663	13,817,510
Premises and equipment, net	149,433	147,621	147,245	143,238
Goodwill and other intangibles	690,761	691,765	589,114	521,717
Other real estate owned (2)	79,303	110,673	117,501	107,530
FDIC indemnification asset	150,018	160,991	170,654	185,392
Other assets	887,491	884,096	863,098	877,016
Total assets	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

Liabilities
Deposits:
Noninterest-bearing	$ 14,264,797	$ 13,432,413	$ 12,187,075	$ 11,550,000
Interest-bearing	9,237,558	9,079,903	8,921,977	9,237,737
Total deposits	23,502,355	22,512,316	21,109,052	20,787,737
Short-term borrowings	1,423,798	211,739	322,077	222,776
Long-term debt	706,051	706,035	712,280	482,024
Other liabilities	439,858	449,728	361,300	302,951
Total liabilities	26,072,062	23,879,818	22,504,709	21,795,488

Redeemable noncontrolling interest	41,112	41,386	41,899	43,436

Shareholders' equity
Preferred stock	169,920	--	--	--
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	490,339	485,975	491,439	489,717
Accumulated other comprehensive income	86,582	93,924	82,807	81,342
Retained earnings	1,738,957	1,732,417	1,686,163	1,644,861
Treasury shares	(34,366)	(35,878)	(58,930)	(70,241)
Total common shareholders' equity	2,335,398	2,330,324	2,255,365	2,199,565
Total shareholders' equity	2,505,318	2,330,324	2,255,365	2,199,565
Total liabilities and shareholders' equity	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

(1) Covered loans are net of $44.8 million, $45.0 million, $43.1 million and $61.5 million of allowance for loan losses as of December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(2) Other real estate owned includes $58.3 million, $83.6 million, $82.8 million and $78.5 million covered by FDIC loss share at
December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2013	2012
	First	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 277,888	$ 268,440	$ 269,534	$ 266,077	$ 262,557	$ 262,557

Net recoveries/(charge-offs):
Commercial	2,173	2,002	(4,936)	8,092	5,283	10,441
Commercial real estate mortgages	3	(290)	(241)	1,113	(666)	(84)
Residential mortgages	(68)	(7)	(535)	(543)	(494)	(1,579)
Real estate construction	2,666	170	3,105	(4,839)	104	(1,460)
Home equity loans and lines of credit	(112)	(169)	(32)	(808)	(154)	(1,163)
Installment	146	319	454	(274)	417	916
Total net recoveries/(charge-offs)	4,808	2,025	(2,185)	2,741	4,490	7,071

Provision for credit losses	--	7,000	2,000	1,000	--	10,000

Transfers (to) from reserve for off-balance sheet credit commitments	(368)	423	(909)	(284)	(970)	(1,740)

Balance at end of period	$ 282,328	$ 277,888	$ 268,440	$ 269,534	$ 266,077	$ 277,888

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.13%	0.12%	(0.32)%	0.56%	0.40%	0.18%
Commercial real estate mortgages	0.00%	(0.04)%	(0.04)%	0.20%	(0.12)%	(0.00)%
Residential mortgages	(0.01)%	(0.00)%	(0.06)%	(0.06)%	(0.05)%	(0.04)%
Real estate construction	4.60%	0.29%	4.65%	(6.26)%	0.13%	(0.52)%
Home equity loans and lines of credit	(0.06)%	(0.09)%	(0.02)%	(0.44)%	(0.09)%	(0.16)%
Installment	0.42%	0.91%	1.34%	(0.85)%	1.30%	0.69%
Total loans and leases, excluding covered loans	0.13%	0.06%	(0.06)%	0.08%	0.15%	0.05%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 23,097	$ 23,097
Transfers from (to) allowance	368	(423)	909	284	970	1,740
Balance at end of period	$ 25,205	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 24,837

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 64,565	$ 64,565
Provision for losses	9,892	6,498	18,089	13,293	7,466	45,346
Reduction in allowance due to loan removals	(12,319)	(6,695)	(16,258)	(31,617)	(10,560)	(65,130)
Balance at end of period	$ 42,354	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 44,781

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2013	2012
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 7,292	$ 9,207	$ 18,848	$ 19,056	$ 19,584
Commercial real estate mortgages	23,066	33,198	36,580	28,780	21,071
Residential mortgages	9,136	9,603	11,680	14,064	13,628
Real estate construction	39,608	40,882	28,963	29,676	48,964
Home equity loans and lines of credit	4,103	6,424	6,946	6,505	8,831
Installment	70	473	477	575	729
Total nonaccrual loans, excluding covered loans	83,275	99,787	103,494	98,656	112,807

Other real estate owned, excluding covered OREO	19,786	21,027	27,055	34,667	29,074

Total nonperforming assets, excluding covered assets	$ 103,061	$ 120,814	$ 130,549	$ 133,323	$ 141,881

Nonperforming covered assets
Nonaccrual loans	$ --	$ --	$ --	$ 422	$ 422
Other real estate owned	43,751	58,276	83,618	82,834	78,456
Total nonperforming covered assets	$ 43,751	$ 58,276	$ 83,618	$ 83,256	$ 78,878

Loans 90 days or more past due on accrual status, excluding covered loans	$ 1,688	$ 981	$ 433	$ 2,065	$ 654

Covered loans 90 days or more past due on accrual status	$ 102,268	$ 112,396	$ 140,041	$ 190,005	$ 265,175

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	339.03%	278.48%	259.38%	273.21%	235.87%
Total nonperforming assets, excluding covered assets	273.94%	230.01%	205.62%	202.17%	187.54%
Total loans and leases, excluding covered loans	1.86%	1.88%	1.96%	2.00%	2.09%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.55%	0.67%	0.75%	0.73%	0.88%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.68%	0.81%	0.95%	0.98%	1.11%
Total assets	0.38%	0.42%	0.50%	0.54%	0.59%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2013		2012
	First Quarter		Fourth Quarter
	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 6,876	3.71%	$ 6,395	3.89%
Commercial real estate mortgages	2,865	4.00	2,574	4.34
Residential mortgages	3,981	3.83	3,928	3.95
Real estate construction	235	4.64	236	5.33
Home equity loans and lines of credit	712	3.68	711	3.52
Installment	140	4.22	140	4.48
Total loans and leases, excluding covered loans	14,809	3.83	13,984	4.00
Covered loans	990	12.98	1,090	13.09
Total loans and leases	15,799	4.42	15,074	4.65
Due from banks - interest-bearing	193	0.24	441	0.26
Federal funds sold and securities purchased under resale agreements	154	2.99	191	0.29
Securities	9,796	1.91	9,653	1.91
Other interest-earning assets	105	3.72	109	3.75
Total interest-earning assets	26,047	3.44	25,468	3.49
Allowance for loan and lease losses	(328)		(317)
Cash and due from banks	129		231
Other non-earning assets	1,861		1,874
Total assets	$ 27,709		$ 27,256

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,217	0.08%	$ 2,098	0.08%
Money market accounts	5,692	0.11	5,907	0.11
Savings deposits	419	0.11	384	0.12
Time deposits - under $100,000	209	0.35	210	0.41
Time deposits -- $100,000 and over	596	0.43	605	0.44
Total interest-bearing deposits	9,133	0.13	9,204	0.14

Federal funds purchased and securities sold under repurchase agreements	840	0.13	15	0.12
Other borrowings	1,452	3.21	917	4.97
Total interest-bearing liabilities	11,425	0.52	10,136	0.57
Noninterest-bearing deposits	13,278		14,182
Other liabilities	473		506
Total equity	2,533		2,432
Total liabilities and equity	$ 27,709		$ 27,256

Net interest spread		2.92%		2.92%
Net interest margin		3.21%		3.27%

Average prime rate		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2012
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 6,395	3.89%	$ 6,128	3.97%	$ 5,845	4.16%	$ 5,319	3.94%	$ 5,923	3.99%
Commercial real estate mortgages	2,574	4.34	2,464	4.45	2,295	4.70	2,166	4.87	2,376	4.57
Residential mortgages	3,928	3.95	3,865	4.11	3,815	4.28	3,777	4.36	3,847	4.17
Real estate construction	236	5.33	265	5.67	311	4.31	314	5.33	281	5.13
Home equity loans and lines of credit	711	3.52	731	3.52	731	3.53	727	3.58	725	3.54
Installment	140	4.48	135	4.51	129	4.60	129	4.67	133	4.56
Total loans and leases, excluding covered loans	13,984	4.00	13,588	4.10	13,126	4.27	12,432	4.26	13,285	4.15
Covered loans	1,090	13.09	1,207	13.92	1,341	14.51	1,439	10.63	1,269	12.97
Total loans and leases	15,074	4.65	14,795	4.90	14,467	5.22	13,871	4.93	14,554	4.92
Due from banks - interest-bearing	441	0.26	247	0.26	293	0.24	167	0.22	287	0.25
Federal funds sold and securities purchased under resale agreements	191	0.29	105	0.28	137	0.28	15	0.28	112	0.28
Securities	9,653	1.91	8,631	2.16	7,755	2.37	7,929	2.40	8,496	2.19
Other interest-earning assets	109	3.75	114	2.40	117	2.39	121	2.30	115	2.69
Total interest-earning assets	25,468	3.49	23,892	3.82	22,769	4.15	22,103	3.97	23,564	3.85
Allowance for loan and lease losses	(317)		(319)		(331)		(335)		(326)
Cash and due from banks	231		184		148		141		176
Other non-earning assets	1,874		1,898		1,777		1,736		1,822
Total assets	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,098	0.08%	$ 1,981	0.09%	$ 1,890	0.10%	$ 1,952	0.11%	$ 1,981	0.10%
Money market accounts	5,907	0.11	5,838	0.11	5,856	0.13	6,018	0.15	5,904	0.13
Savings deposits	384	0.12	371	0.14	360	0.14	358	0.14	368	0.14
Time deposits - under $100,000	210	0.41	220	0.51	228	0.50	242	0.49	225	0.48
Time deposits -- $100,000 and over	605	0.44	732	0.41	733	0.45	697	0.51	692	0.45
Total interest-bearing deposits	9,204	0.14	9,142	0.14	9,067	0.16	9,267	0.18	9,170	0.15

Federal funds purchased and securities sold under repurchase agreements	15	0.12	24	0.15	4	0.11	166	0.08	52	0.09
Other borrowings	917	4.97	922	4.97	797	4.97	697	5.09	834	4.99
Total interest-bearing liabilities	10,136	0.57	10,088	0.59	9,868	0.55	10,130	0.51	10,056	0.55
Noninterest-bearing deposits	14,182		12,799		11,881		10,950		12,459
Other liabilities	506		471		380		396		438
Total equity	2,432		2,297		2,234		2,169		2,283
Total liabilities and equity	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Net interest spread		2.92%		3.23%		3.60%		3.46%		3.30%
Net interest margin		3.27%		3.58%		3.91%		3.74%		3.61%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2013	2012
	First	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	53,731	53,566	53,425	53,105	52,741	53,211
Average - Diluted	54,068	53,743	53,711	53,373	53,021	53,475
Period-end	53,638	53,216	53,190	52,822	52,661
Book value for shareholders	$ 44.50	$ 43.89	$ 43.81	$ 42.70	$ 41.77
Closing price:
High	$ 59.61	$ 52.60	$ 54.48	$ 54.63	$ 54.44	$ 54.63
Low	51.13	47.27	48.20	46.39	45.39	45.39
Period-end	58.91	49.52	51.51	48.58	52.47

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 18,868	$ 18,627	$ 17,174	$ 16,723	$ 15,840
Tier 1 common equity	$ 1,643	$ 1,578	$ 1,566	$ 1,597	$ 1,611
Percentage of risk-weighted assets (2)	8.71%	8.47%	9.12%	9.55%	10.17%
Tier 1 capital	$ 1,818	$ 1,753	$ 1,571	$ 1,602	$ 1,616
Percentage of risk-weighted assets	9.64%	9.41%	9.15%	9.58%	10.20%
Total capital	$ 2,399	$ 2,332	$ 2,133	$ 2,160	$ 2,013
Percentage of risk-weighted assets	12.72%	12.52%	12.42%	12.91%	12.71%
Tier 1 leverage ratio	6.72%	6.60%	6.29%	6.74%	6.98%

Period-end equity to period-end assets	9.32%	8.75%	8.88%	9.09%	9.15%
Period-end common equity to period-end assets	8.70%	8.16%	8.88%	9.09%	9.15%

Average equity to average assets	9.14%	8.92%	8.95%	9.17%	9.17%	9.05%
Average common equity to average assets	8.53%	8.59%	8.95%	9.17%	9.17%	8.96%

Period-end tangible equity to period-end tangible assets (2)	6.98%	6.50%	6.41%	6.88%	7.13%
Period-end tangible common equity to period-end tangible assets (2)	6.35%	5.89%	6.41%	6.88%	7.13%

Average tangible equity to average tangible assets (2)	6.82%	6.55%	6.45%	7.01%	7.12%	6.77%
Average tangible common equity to average tangible assets (2)	6.19%	6.21%	6.45%	7.01%	7.12%	6.68%

Senior Debt Credit Ratings
For The Period Ended March 31, 2013			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common equity to risk-weighted assets ratio, tangible equity to tangible assets ratio, and tangible common equity to tangible assets ratio are non-GAAP financial measures. See pages 15 and 16 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2013	2012
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 51,523	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049
Less: Dividends on preferred stock	2,406	--	--	--	--	--
Net income available to common shareholders	$ 49,117	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049
Less: Earnings allocated to participating securities	637	652	842	788	738	3,008
Earnings allocated to common shareholders	$ 48,480	$ 46,594	$ 58,938	$ 53,970	$ 45,527	$ 205,041

Weighted average shares outstanding	53,731	53,566	53,425	53,105	52,741	53,211

Basic earnings per common share	$ 0.90	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85

Diluted EPS:
Earnings allocated to shareholders (1)	$ 48,484	$ 46,594	$ 58,941	$ 53,972	$ 45,530	$ 205,050

Weighted average shares outstanding	53,731	53,566	53,425	53,105	52,741	53,211
Dilutive effect of equity awards	337	177	286	268	280	264
Weighted average diluted shares outstanding	54,068	53,743	53,711	53,373	53,021	53,475

Diluted earnings per common share	$ 0.90	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2013	2012
		First	Fourth	First
(In thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment (expense) income (Sum of A)		$ (71)	$ 3,517	$ 2,756
Other covered asset expense, net		(144)	(720)	(1,893)
Total (expense) income, net		$ (215)	$ 2,797	$ 863

Interest income (1)
Income on loans paid-off or fully charged-off		$ 15,625	$ 17,536	$ 15,699

Provision for losses on covered loans
Provision for losses on covered loans	A	9,892	6,498	7,466

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
Gain on indemnification asset	A	$ 10,616	$ 10,070	$ 10,839
Indemnification asset accretion		(4,899)	(4,818)	(4,025)
Net FDIC reimbursement for OREO and loan expenses		5,193	8,020	10,441
Removal of indemnification asset for loans paid-off or fully charged-off		(6,073)	(5,896)	(6,516)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(2,569)	(1,500)	(2,113)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(844)	(2,042)	(2,656)
Loan recoveries shared with FDIC		(4,981)	(6,303)	(4,487)
Increase in FDIC clawback liability	A	(795)	(55)	(617)
Total FDIC loss sharing (expense) income, net		(4,352)	(2,524)	866

Gain on disposal of assets
Net gain on sale of OREO		974	2,593	2,137

Other income
Net gain on transfers of covered loans to OREO		3,506	1,926	2,483
Amortization of fair value on acquired unfunded loan commitments		394	408	559
OREO income		826	977	905
Other		(334)	(636)	(1,018)
Total other income		4,392	2,675	2,929

Total noninterest income related to covered assets		$ 1,014	$ 2,744	$ 5,932

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 3,035	$ 4,115	$ 7,808
Holding costs and foreclosure expense		1,893	3,878	3,207
Total other real estate owned		4,928	7,993	11,015

Legal and professional fees		2,020	2,977	2,278

Other operating expense
Other covered asset expenses		14	15	9

Total noninterest expense related to covered assets (3)		$ 6,962	$ 10,985	$ 13,302

Total (expense) income, net		$ (215)	$ 2,797	$ 863

(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Noninterest expense, excluding the operating expenses of First American Equipment Finance and Rochdale Investment Management

Noninterest expense for the first quarter of 2013 was $211.3 million, an increase of 5 percent from the first quarter of 2012. Excluding the operating expenses of First American Equipment Finance (acquired in April 2012) and Rochdale Investment Management (acquired in July 2012), noninterest expense for the first quarter of 2013 was $196.1 million, a decrease of 2 percent from the first quarter of 2012. Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods.

(b) Return on average tangible common equity ratio (annualized)

Return on average tangible common equity is a non-GAAP financial measure that represents the return on average common equity excluding goodwill and other intangible assets and their related amortization expense. Management reviews this measure in evaluating the company's performance and believes that investors may find it useful to evaluate the return on average common equity without the impact of goodwill and other intangible assets. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2013	2012
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Net income available to common shareholders	$ 49,117	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049
Add: Amortization of intangibles, net of tax	1,124	1,124	1,124	883	1,097	4,228
Tangible net income available to common shareholders (A)	$ 50,241	$ 48,370	$ 60,904	$ 55,641	$ 47,362	$ 212,277

Average common equity	$ 2,363,524	$ 2,341,763	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,260,740
Less: Goodwill and other intangibles	(689,932)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible common equity (B)	$ 1,673,592	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503

Return on average tangible common equity (A)/(B)	12.17%	11.66%	15.05%	13.42%	11.57%	12.92%

(c) Tier 1 common equity to risk-weighted assets

Tier 1 common equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included this ratio in response to market participants' interest in the Tier 1 common equity to risk-weighted assets ratio.

	2013	2012
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 1,818,367	$ 1,753,312	$ 1,570,778	$ 1,602,398	$ 1,616,099
Less: Preferred stock	(169,920)	(169,920)	--	--	--
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common equity (A)	$ 1,643,292	$ 1,578,237	$ 1,565,623	$ 1,597,243	$ 1,610,944

Risk-weighted assets (B)	$ 18,868,193	$ 18,627,165	$ 17,174,382	$ 16,722,999	$ 15,839,944

Tier 1 common equity to risk-weighted assets (A)/(B)	8.71%	8.47%	9.12%	9.55%	10.17%

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(d) Tangible equity and tangible common equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2013	2012
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 2,556,889	$ 2,505,318	$ 2,330,324	$ 2,255,365	$ 2,199,565
Less: Goodwill and other intangibles	(688,829)	(690,761)	(691,765)	(589,114)	(521,717)
Tangible equity (A)	1,868,060	1,814,557	1,638,559	1,666,251	1,677,848
Less: Preferred stock	(169,920)	(169,920)	--	--	--
Tangible common equity (B)	$ 1,698,140	$ 1,644,637	$ 1,638,559	$ 1,666,251	$ 1,677,848

Total assets	$ 27,433,754	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489
Less: Goodwill and other intangibles	(688,829)	(690,761)	(691,765)	(589,114)	(521,717)
Tangible assets (C)	$ 26,744,925	$ 27,927,731	$ 25,559,763	$ 24,212,859	$ 23,516,772

Period-end tangible equity to period-end tangible assets (A)/(C)	6.98%	6.50%	6.41%	6.88%	7.13%
Period-end tangible common equity to period-end tangible assets (B)/(C)	6.35%	5.89%	6.41%	6.88%	7.13%

Average Balance:
Total equity	$ 2,533,444	$ 2,432,264	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,283,489
Less: Goodwill and other intangibles	(689,932)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible equity (D)	1,843,512	1,741,289	1,609,530	1,667,422	1,646,566	1,666,252
Less: Preferred stock	(169,920)	(90,501)	--	--	--	(22,749)
Tangible common equity (E)	$ 1,673,592	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503

Total assets	$ 27,709,159	$ 27,255,859	$ 25,654,594	$ 24,362,546	$ 23,644,899	$ 25,236,172
Less: Goodwill and other intangibles	(689,932)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible assets (F)	$ 27,019,227	$ 26,564,884	$ 24,967,370	$ 23,795,557	$ 23,122,717	$ 24,618,935

Average tangible equity to average tangible assets (D)/(F)	6.82%	6.55%	6.45%	7.01%	7.12%	6.77%
Average tangible common equity to average tangible assets (E)/(F)	6.19%	6.21%	6.45%	7.01%	7.12%	6.68%
CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (866) 393-6804
         Conference ID: 21764985